Exhibit 99.1

                                 PRESS RELEASE

           DOLLAR TREE STORES, INC. REPORTS RECORD FIRST-QUARTER 2002
                          EARNINGS PER SHARE OF $0.20

CHESAPEAKE, Va. - April 25, 2002 - Dollar Tree Stores, Inc. (Nasdaq: DLTR), the nation's leading $1.00 discount variety store chain, reported first-quarter 2002 earnings per share of $0.20 compared to $0.10 in the first quarter of 2001. As previously reported, sales for the first quarter of 2002 increased 26.4% to $489.6 million from $387.3 million for the same period in 2001. Comparable-store sales increased 6.5% for the quarter. Sales were aided by the shift of Easter.

"A strong Easter selling season, coupled with tight expense management highlighted an outstanding quarter," commented Macon F. Brock, Jr., Chairman and CEO. "These results are due principally to management's focus on better inventory offerings and strong merchandising efforts by our operations personnel."

For the quarter, gross margin was 35.4%, compared to 33.9% for the first quarter of 2001. The improvement in gross margin primarily relates to reduced inventory shrink compared to last year, which included unusually high shrink in the now-closed Philadelphia distribution facilities. In addition, the 6.5% comparable-store sales gain enabled the Company to achieve leverage on occupancy and distribution costs.

Operating expenses as a percentage of sales were 24.8% for the quarter, compared to 26.3% in the first quarter of 2001. The improvement in operating expense margin primarily relates to savings in payroll and related costs, as a result of various expense-management initiatives, offset by higher legal-related costs. Increased comparable-store sales also generated operating expense leverage.

"It was a busy, and rewarding quarter for us," Brock said. "We broke ground on our newest distribution center in Marietta, Oklahoma; celebrated the opening of our 2,000th store; continued our supply-chain systems implementation; improved our inventory management; and delivered record first-quarter financial performance."

"While we expect second quarter's comparable-store sales results to be challenged by the Easter shift, we think our first-quarter performance has set the stage for a good year," Brock concluded.

On Thursday, April 25, 2002, Dollar Tree will host a conference call to discuss its quarterly earnings results at 4:45 p.m. EDT. The telephone number for the call is (712) 271-3300, pass code DLTR. A recorded version of the call will be available until midnight Tuesday, April 30 and may be accessed by dialing (402) 220-3124, pass code DLTR. In addition, the webcast of the call is accessible through Dollar Tree's website, www.DollarTree.com, as well as at Vcall's website, www.Vcall.com, and will remain on-line until midnight Tuesday, April 30.

Dollar Tree Stores, Inc. is the nation's leading $1.00 discount variety store chain. Dollar Tree Stores operates 2,031 stores in 37 states as of March 31, 2002. The Company opened 66 stores, closed 10 stores and expanded or relocated 29 stores in the first quarter of 2002. At the end of the quarter, the Company's retail selling square footage totaled approximately 10.7 million, up 0.6 million from December 31, 2001 and up 2.4 million from March 31, 2001.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding the company's future performance as well as the calendar shift of Easter and its potential impact on second quarter comparable-store sales. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors" and "Business" sections in our Annual Report on Form 10-K filed March 14, 2002, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in that Annual Report. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT: Dollar Tree Stores, Inc., Chesapeake, VA
                Erica Robb or Adam Bergman, (757) 321-5000 http://www.DollarTree.com


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                                DOLLAR TREE STORES, INC.
                        Condensed Consolidated Income Statements
                           For the Three Months Ended March 31
                      (Dollars in thousands, except per share data)
                                       (Unaudited)


                                                                                  First Quarter
                                                                                  -------------
                                                                          2002                   2001
                                                                          ----                   ----

Net sales                                                           $    489,625             $  387,319

Cost of sales                                                            316,460                255,858

Gross profit                                                             173,165                131,461
                                                                            35.4%                  33.9%

Operating expenses                                                       121,330                101,691
                                                                            24.8%                  26.3%

Depreciation and amortization (a)                                         15,721                 11,831

Operating income                                                          36,114                 17,939
                                                                             7.4%                   4.6%

Interest income (expense), net                                               (39)                   387
Other income (expense) (b)                                                   595                   (792)

Earnings before income taxes                                              36,670                 17,534
                                                                             7.5%                   4.5%

Income tax expense                                                        14,118                  6,751

Net earnings                                                              22,552                 10,783
                                                                             4.6%                   2.8%
Net earnings per share:
  Basic                                                             $       0.20             $     0.10
  Weighted average number of shares                                      112,718                112,097

  Diluted                                                           $       0.20             $     0.10
  Weighted average number of shares                                      113,900                112,764


(a) The Company adopted the provisions of Statement of Financial Accounting Standards No. 142, which requires that goodwill amortization cease effective January 1, 2002. As a result, no goodwill amortization was recorded for the first quarter of 2002. First quarter 2001 includes $0.5 million of goodwill amortization.

(b) Amount represents the earnings impact of recording non-hedging interest rate swaps to market value in accordance with Statement of Financial Accounting Standards No. 133, which was effective January 1, 2001.

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                                                DOLLAR TREE STORES, INC.
                                          Condensed Consolidated Balance Sheets
                                                 (Dollars in thousands)
                                                       (Unaudited)


                                                                March 31,           December 31,           March 31,
                                                                   2002                 2001                 2001
                                                                   ----                 ----                 ----



Cash and cash equivalents                                     $   181,040            $   236,653          $   65,984
Merchandise inventories                                           371,841                296,473             354,911
Other current assets                                               30,580                 27,653              35,829
                                                              -----------            -----------          ----------
Total current assets                                              583,461                560,779             456,724
                                                              ===========            ===========          ==========

Property and equipment, net                                       293,644                279,011             226,371
Goodwill, net                                                      38,358                 38,358              39,872
Other assets, net                                                  25,230                 23,900              18,094
                                                              -----------            -----------          ----------
Total assets                                                  $   940,693            $   902,048          $  741,061
                                                              ===========            ===========          ==========


Current portion of long-term debt                             $    25,000            $    25,000          $   25,000
Accounts payable                                                  103,347                 68,653              81,936
Income taxes payable                                               19,209                 38,848              12,426
Other current liabilities                                          49,869                 67,521              35,484
                                                              -----------            -----------          ----------
Total current liabilities                                         197,425                200,022             154,846
                                                              -----------            -----------          ----------


Long-term debt, excluding current portion                          12,000                 12,000              18,000
Other liabilities                                                  41,094                 38,290              36,945
                                                              -----------            -----------          ----------

Total liabilities                                                 250,519                250,312             209,791
                                                              -----------            -----------          ----------

Shareholders' equity                                              690,174                651,736             531,270
                                                              -----------            -----------          ----------

Total liabilities and shareholders' equity                    $   940,693            $   902,048          $  741,061
                                                              ===========            ===========          ==========

STORE DATA:

Number of stores open at end of period                              2,031                  1,975               1,781

Total selling square footage (in thousands)                        10,735                 10,129               8,324

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                                                         DOLLAR TREE STORES, INC.
                                              Condensed Consolidated Statements of Cash Flows
                                                          (Dollars in thousands)
                                                                (Unaudited)


                                                                    Three-months ended          Year ended       Three-months ended
                                                                         March 31,             December 31,            March 31,
                                                                           2002                    2001                  2001
                                                                           ----                    ----                  ----


Cash flows from operating activities:
  Net income                                                         $    22,552               $   123,081            $   10,783
                                                                     -----------               -----------            ----------
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization                                         15,721                    53,763                11,831
    Other non-cash adjustments                                               469                       893                 1,711
    Changes in working capital                                           (75,234)                      989              (113,402)
                                                                     -----------               -----------            ----------

      Total adjustments                                                  (59,044)                   55,645               (99,860)
                                                                     -----------               -----------            ----------

        Net cash provided by (used in) operating activities              (36,492)                  178,726               (89,077)
                                                                     -----------               -----------            ----------

Cash flows from investing activities:
  Capital expenditures                                                   (31,280)                 (121,566)              (26,325)
  Acquisition of favorable lease rights                                     (813)                        -                     -
  Proceeds from sale of property and equipment                               334                        98                    13
                                                                     -----------               -----------            ----------

        Net cash used in investing activities                            (31,759)                 (121,468)              (26,312)
                                                                     -----------               -----------            ----------

Cash flows from financing activities:
  Repayment of long-term debt and facility fees                                -                    (6,239)                 (239)
  Principal payments under capital lease obligations                        (937)                   (3,562)                 (865)
  Proceeds from stock issued pursuant to stock-based
     compensation plans                                                    6,921                    11,805                 1,311
  Repurchase of common stock                                                   -                    (3,775)                    -
  Settlement of merger-related contingencies                               6,654                         -                     -
                                                                     -----------               -----------            ----------

        Net cash provided by (used in) financing activities               12,638                    (1,771)                  207
                                                                     -----------               -----------            ----------

Net increase (decrease) in cash and cash equivalents                     (55,613)                   55,487              (115,182)
Cash and cash equivalents at beginning of period                         236,653                   181,166               181,166
                                                                     -----------               -----------            ----------

Cash and cash equivalents at end of period                           $   181,040               $   236,653            $   65,984
                                                                     ===========               ===========            ==========


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